UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2026
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
 ______________________________

Federally Chartered Corporation of the	000-51404	35-6001443
United States
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 and Item 5.07.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On October 26, 2026, the Federal Home Loan Bank of Indianapolis ("Bank") certified the results of the election of one independent director, one Indiana member director, and one Michigan member director to the Bank's Board of Directors ("Board"), each with terms beginning January 1, 2027, and ending on December 31, 2030. Each of the elected directors' Board Committee assignments will be determined at a meeting of the Board and shall be disclosed on an amendment to this filing on Form 8-K/A.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency ("Agency") regulations, the the Bank’s Board is comprised of member directors and independent directors who are elected by the Bank’s members, as described under “Item 10 - Directors, Executive Officers, and Corporate Governance” of the Bank’s 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2026 (“2025 Annual Report”).

Election of Independent and Member Directors

Ms. Kathryn Dominguez, professor of public policy and economics at the University of Michigan in Ann Arbor, was reelected to fill the open independent directorship.

Mr. Ryan Warner, chairman of the board of directors for The Bippus State Bank in Huntington, Indiana, was reelected to fill the open Indiana member directorship.

Mr. William Hufnagel, president and chief executive officer of The Dart Bank in Mason, Michigan, was elected to fill the open Michigan member directorship.

Additional Information

Exhibit 99.1 (Letter to Members - Election Results) includes additional information on the election results including the total number of Bank members eligible to vote by state and the total number of Bank members that cast votes. This information is incorporated into this report by reference.

Directors’ Compensation and Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2027 Directors’ Compensation and Expense Reimbursement Policy ("The Policy"), with the amount of such fees to be determined by the Board and subject to non-objection by the Agency. The Policy will be disclosed in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2026, which the Bank anticipates to file with the SEC in March 2027.

The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as member directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members who are not considered related persons. For further information, see "Item 13. Certain Relationships and Related Transactions, and Director Independence" of the 2025 Annual Report. Furthermore, the Bank has not engaged in any transactions with any of the elected independent directors or members of their immediate families that would require disclosure under applicable rules and regulations.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the member director elections, which will be emailed on October 27, 2026, is attached as Exhibit 99.1 and incorporated by reference in this report. A copy of the Bank's news release dated October 27, 2026, is attached as Exhibit 99.2 to this report.

Exhibit Number	Description

99.1	Letter to Members - Election Results
99.2	News Release - 2026 Election Results
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/BRENDAN W. MCGRATH
Brendan W. McGrath
President - Chief Executive Officer